Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Urban Edge Properties
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(o) and (r)	(1)	(1)	$250,000,000	0.0000927	$23,175
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
N/A
Total Offering Amounts						$250,000,000		$23,175
Total Fees Previously Paid								—
Total Fee Offsets								$23,175
Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	Urban Edge Properties	424(b)(5)	333-233232	June 7, 2021	—	$23,175(2)	Equity	Common Shares, par value $0.01 per share	—	$250,000,000	—
Fee Offset Sources	Urban Edge Properties	424(b)(5)	333-212951	—	August 8, 2016	—	—	—	—	—	$23,175(2)

(1)The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-266885, except with respect to unsold securities that have been previously registered.
(2)The registrant previously registered common shares of beneficial interest having an aggregate offering price up to $250,000,000, offered by means of a 424(b)(5) prospectus supplement, dated August 5, 2016 (the “2016 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333- 212951), filed with the Securities and Exchange Commission on August 5, 2016. In connection with the filing of the 2016 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $25,175 (the “Original Fee”). The offering pursuant to the 2016 Prospectus Supplement was subsequently terminated. The registrant then previously registered common shares of beneficial interest having an aggregate offering price of up to $250,000,000, offered by means of a 424(b)(5) prospectus supplement, dated June 7, 2021 (the “2021 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-233232), filed with the Securities and Exchange Commission on August 13, 2019 (the “2019 Registration Statement”). In connection with the filing of the 2021 Prospectus Supplement, the registrant made a payment in the amount of $27,275 (the “Prior Fee”), offsetting such registration fee with $24,298 of the previously paid Original Fee with respect to unsold common shares under the 2016 Prospectus Supplement, and a contemporaneous fee payment in the amount of the remaining balance of $2,977. No shares were sold under the 2021 Prospectus Supplement, and it and the 2019 Registration Statement were terminated. Pursuant to Rule 457(p) under the Securities Act, the Prior Fee may be applied to the filing fees payable pursuant to this prospectus supplement, and the registrant is applying $23,175 of the Prior Fee toward the payment of the registration fee for the offer and sale of securities to be registered hereunder. As a result, the registrant is paying $0 herewith.